Exhibit 10.3

Acceptance Agreement between Shandong Xiangrui and Agriculture Development Bank of China, Dongping Branch, dated February 3, 2012, for a RMB 20 million loan

Main contents:

☐	Contract No.: 37092300-2012-00001

☐	Accept Items: a Draft of RMB 20,000,000 Yuan

☐	Payee of the Draft: Shandong Runyin Bio-chemical

☐	Draw Date of the Draft: February 3, 2012

☐	Due Date of the Draft: August 3, 2012

☐	The accept applicator should deposit the amount of the draft 10 days before the due date of the draft. The acceptor is entitled to take the money as draft amount directly for acceptance 1 day before the due date of the draft.

☐	Guarantee Deposit:

☐	Account of guarantee deposit: 20337092300100000078821

☐	Amount of the guarantee deposit: 50% of the draft amount

☐	If the accept applicator has not pay the guarantee deposit as request, the accept applicator shall pay the money as 100% of the draft amount to the acceptor as penalty.

☐	Service Fee: 0.05% of the draft amount

☐	Guarantee Method: Guarantee Contract (Ref. 37092300-2012 Nian Dong Ping (Bao) Zi No. 0012/0013/0014)

Headlines of the articles omitted

☐	Assumption of the Acceptance

☐	Commitment of the Accept Application

☐	Effectiveness, Alteration and Termination

☐	Liabilities of Breach of Contract

☐	Dispute settlement

☐	Miscellaneous

☐	Effectiveness

☐	Attention